                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                  YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                              1995   1994   1993   1992   1991
                                             ------ ------ ------ ------ ------
Earnings:
  Income from continuing operations before
   minority interests and income taxes...... $1,892 $1,580 $1,230 $  652 $  400
  Fixed charges, exclusive of capitalized
   interest.................................    589    491    497    584    817
                                             ------ ------ ------ ------ ------
                                             $2,481 $2,071 $1,727 $1,236 $1,217
                                             ====== ====== ====== ====== ======
Fixed charges:
  Interest charged to expense............... $  460 $  387 $  415 $  506 $  748
  One-third of rent expense and amortization
   of deferred loan costs (a)...............    129    104     82     78     69
                                             ------ ------ ------ ------ ------
  Fixed charges, exclusive of capitalized
   interest.................................    589    491    497    584    817
  Capitalized interest......................     29     15     22     18     12
                                             ------ ------ ------ ------ ------
                                             $  618 $  506 $  519 $  602 $  829
                                             ====== ====== ====== ====== ======
Ratio of earnings to fixed charges..........   4.01   4.09   3.33   2.05   1.47
                                             ====== ====== ====== ====== ======

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(a) One-third of rent expense is considered representative of the underlying interest.